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                                                                   EXHIBIT 10.13



                        UNIVERSAL HOSPITAL SERVICES, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I.
                                  INTRODUCTION

         Section 1.01 Purpose. The purpose of the Plan is to provide employees of the Company and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.

         Section 1.02 Rules of Interpretation. It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Code and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

         Section 1.03 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

                  (a) "Acceleration Date" means the later of the date of shareholder approval or the consummation of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders of the Company immediately prior to the merger have substantially the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

                  (b) "Affiliate" means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code, whether now or hereafter acquired or established.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" means the committee described in Section 10.01 of the Plan.

                  (e) "Common Stock" means the Company's Common Stock, $.01 par value per share, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI of the Plan.



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                  (f) "Company" means Universal Hospital Services, Inc., a
Delaware corporation, and its successors by merger or consolidation as contemplated by Section 11.02 of the Plan.

                  (g) "Current Compensation" means all regular wage, salary and commission payments paid by the Company to a Participant in accordance with the terms of his or her employment, but excluding annual bonus payments and all other forms of special compensation.

                  (h) "Fair Market Value" as of a given date means the fair market value of the Common Stock determined by such methods or procedures as shall be established from time to time by the Committee, but shall not be less than, if the Common Stock is then quoted on The NASDAQ Stock Market, the average of the high and low sales price as reported on The NASDAQ Stock Market on such date or, if The NASDAQ Stock Market is not open for trading on such date, on the most recent preceding date when it is open for trading. If on a given date the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03(h) and in connection therewith shall take such action as it deems necessary or advisable.

                  (i) "Participant" means a Regular Employee who is eligible to participate in the Plan under Section 2.01 of the Plan and who has elected to participate in the Plan.

                  (j) "Participating Affiliate" means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Regular Employees may participate in the Plan.

                  (k) "Plan" means the Universal Hospital Services, Inc. 2001 Employee Stock Purchase Plan, as it may be amended, the provisions of which are set forth herein.

                  (l) "Purchase Period" means each of the approximate six-month periods beginning on January 1st and July 1st of each year and ending on the last business day in June and December of each year; provided, however, that the initial Purchase Period, which such period may be less than six months, will commence on such date as the Committee shall determine and, provided further, that the then current Purchase Period will end upon the occurrence of an Acceleration Date.

                  (m) "Regular Employee" means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee.

                  (n) "Stock Purchase Account" means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.



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                                  ARTICLE II.
                         ELIGIBILITY AND PARTICIPATION

         Section 2.01 Eligible Employees. All Regular Employees shall be eligible to participate in the Plan beginning on the first day of the first purchase period to commence after such person becomes a Regular Employee. Subject to the provisions of Article VI of the Plan, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Regular Employee.

         Section 2.02 Election to Participate. An eligible Regular Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan).

         Section 2.03 Limits on Stock Purchase. No employee shall be granted any right to purchase Common Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Common Stock possessing 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all Affiliates.

         Section 2.04 Voluntary Participation. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

                                  ARTICLE III.
                  PAYROLL DEDUCTIONS AND STOCK PURCHASE ACCOUNT

         Section 3.01 Deduction from Pay. The form described in Section 2.02 of the Plan will permit a Participant to elect payroll deductions of any multiple of $10 but not less than $10 or more than $2,000 of such Participant's Current Compensation for each pay period during such Purchase Period, subject to such other limitations as the Committee in its sole discretion may impose. A Participant may cease making payroll deductions at any time, subject to such limitations as the Committee in its sole discretion may impose. In the event that during a Purchase Period the entire credit balance in a Participant's Stock Purchase Account exceeds the product of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period and (b) 5,000, then payroll deductions for such Participant shall automatically cease, and shall resume on the first pay period of the next Purchase Period.

         Section 3.02 Credit to Account. Payroll deductions will be credited to the Participant's Stock Purchase Account on each payday.



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         Section 3.03 Interest. No interest will be paid on payroll deductions or on any other amount credited to, or on deposit in, a Participant's Stock Purchase Account.

         Section 3.04 Nature of Account. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

         Section 3.05 No Additional Contributions. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

                                  ARTICLE IV.
                            RIGHT TO PURCHASE SHARES

         Section 4.01 Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the number of whole and fractional shares, computed to four decimal places, of Common Stock that can be purchased at the price specified in Section
4.02 of the Plan with the entire credit balance in the Participant's Stock Purchase Account, subject to the limitations that (a) no more than 5,000 Shares of Common Stock may be purchased under the Plan by any one Participant for a given Purchase Period, and (b) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for any calendar year. If the purchases for all Participants for any Purchase Period would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 10.04 of the Plan, each Participant shall be allocated a pro rata portion of the Common Stock to be sold for such Purchase Period.

         Section 4.02 Purchase Price. The purchase price for any Purchase Period shall be that price as announced by the Committee prior to the first business day of that Purchase Period, which price may, in the discretion of the Committee, be a price which is not fixed or determinable as of the first business day of that Purchase Period; provided, however, that in no event shall the purchase price for any Purchase Period be less than the lesser of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period or (b) 85% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.



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                                   ARTICLE V.
                                EXERCISE OF RIGHT

         Section 5.01 Purchase of Stock. On the last business day of a Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the number of whole shares and fractional shares, computed to four decimal places, of Common Stock purchasable with such amount (subject to the limitations of Section 4.01 of the Plan), unless the Participant has filed with the Company, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which requests the distribution of the entire credit balance in cash.

         Section 5.02 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

                                   ARTICLE VI.
                       WITHDRAWAL FROM PLAN; SALE OF STOCK

         Section 6.01 Voluntary Withdrawal. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.

         Section 6.02 Death. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's death occurred and in accordance with Section 5.01 of the Plan, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant's estate has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to have the entire credit balance in such Participant's Stock Account distributed in cash within 30 days after the end of that Purchase Period or at such earlier time as the Committee in its sole discretion may decide. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the Common Stock or the amount that otherwise would have been distributed or paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant's lifetime. Unless the Participant has otherwise specified the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.



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         Section 6.03 Termination of Employment. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon a Participant's normal or early retirement with the consent of the Company under any pension or retirement plan of the Company or Participating Affiliate, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's approved retirement occurred and in accordance with Section 5.01 of the Plan, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to receive the entire credit balance in such Participant's Stock Purchase Account in cash within 30 days after the end of that Purchase Period, provided that such Participant shall have no right to purchase Common Stock in the event that the last day of such a Purchase Period occurs more than three months following the termination of such Participant's employment with the Company by reason of such an approved retirement. In the event of any other termination of employment (other than death) with the Company or a Participating Affiliate, participation in the Plan will cease on the date the Participant ceases to be a Regular Employee for any reason. In such event, the entire credit balance in such Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days. For purposes of this Section 6.03, a transfer of employment to any Affiliate, or a leave of absence which has been approved by the Committee, will not be deemed a termination of employment as a Regular Employee.

                                  ARTICLE VII.
                               NONTRANSFERABILITY

         Section 7.01 Nontransferable Right to Purchase. The right to purchase Common Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in Section 6.02 of the Plan, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

         Section 7.02 Nontransferable Account. Except as provided in Section
6.02 of the Plan, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

         Section 7.03 Nontransferable Shares. Except as the Committee shall otherwise permit, prior to the second anniversary of the beginning of any Purchase Period, the Common Stock purchased at the end of such Purchase Period by a Participant pursuant to Section 5.01 of the Plan together with any additional Common Stock acquired pursuant to Section 8.04 of the Plan upon the reinvestment of dividends may not be assigned, transferred, pledged, hypothecated or otherwise disposed of in any way other than by will or by the laws of descent and distribution,


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and any other attempted assignment, transfer, pledge, hypothecation or other disposition of such share or shares will be null and void and without effect.

                                 ARTICLE VIII.
                 COMMON STOCK ISSUANCE AND DIVIDEND REINVESTMENT

         Section 8.01 Issuance of Purchased Shares. Promptly after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause the Common Stock then purchased pursuant to Section 5.01 of the Plan to be issued for the benefit of the Participant and held in the Plan pursuant to Section 8.03 of the Plan.

         Section 8.02 Completion of Issuance. A Participant shall have no interest in the Common Stock purchased pursuant to Section 5.01 of the Plan until such Common Stock is issued for the benefit of the Participant pursuant to
Section 8.03 of the Plan.

         Section 8.03 Form of Ownership. The Common Stock issued under Section
8.01 of the Plan will be held in the Plan in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Company, until such time as certificates for such shares of Common Stock are delivered to or for the benefit of the Participant pursuant to Section 8.05 of the Plan.

         Section 8.04 Automatic Dividend Reinvestment. Prior to the delivery of certificates to or for the benefit of the Participant under Section 8.05 of the Plan, any and all cash dividends paid on full and fractional shares of Common Stock issued under either Section 8.01 of the Plan or this Section 8.04 shall be reinvested to acquire either new issue Common Stock or shares of Common Stock purchased on the open market, as determined by the Committee in its sole discretion. Purchases of Common Stock under this Section 8.04 will be (a) with respect to shares newly issued by the Company, invested on the dividend payment date, or, if that date is not a trading day, the immediately preceding trading day, or (b) with respect to shares purchased on the open market, normally purchased on the open market within ten business days of the dividend payment date, depending upon market conditions. The price per share of the Common Stock issued under this Section 8.04 shall be (x) with respect to shares newly issued by the Company, the Fair Market Value of the Common Stock on the applicable investment date, or (y) with respect to shares purchased on the open market, the weighted average price per share at which the Common Stock is actually purchased on the open market for the relevant period on behalf of all participants in the Plan. All shares of Common Stock acquired under this Section 8.04 will be held in the Plan in the same name as the Common Stock upon which the cash dividends were paid.

         Section 8.05 Delivery. At any time following the conclusion of the nontransferability period set forth in Section 7.03 of the Plan and subject to such terms and conditions as the Committee in its sole discretion may impose, by filing with the Company a form provided by the Company for such purpose, the Participant may elect to have the Company


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cause to be delivered to or for the benefit of the Participant a certificate for the number of whole shares and cash for the number of fractional shares representing the Common Stock purchased pursuant to Section 5.01 of the Plan together with any additional Common Stock acquired pursuant to Section 8.04 of the Plan upon the reinvestment of dividends. The election notice will be processed as soon as practicable after receipt. A certificate for whole shares normally will be mailed to the Participant within five business days after receipt of the election notice; provided, however, that if the notice is received between a dividend record date and a dividend payment date, a certificate will generally not be sent out until the declared dividends have been reinvested pursuant to Section 8.04 of the Plan. Any fractional shares normally will be sold on the first trading day of each month and a check for the fractional shares sent to the Participant promptly thereafter.

                                  ARTICLE IX.
                EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

         Section 9.01 Effective Date. The Plan was approved by the Board of Directors on July 26, 2001 and shall be approved by the shareholders of the Company within twelve (12) months thereof.

         Section 9.02 Plan Commencement. The initial Purchase Period under the Plan will commence on such date as the Committee shall determine. Thereafter, each succeeding Purchase Period will commence and terminate in accordance with
Section 1.03(l) of the Plan.

         Section 9.03 Powers of Board. The Board of Directors may amend or discontinue the Plan at any time. No amendment or discontinuation of the Plan, however, shall be made without shareholder approval that requires shareholder approval under any rules or regulations of The NASDAQ Stock Market or any securities exchange that are applicable to the Company.

         Section 9.04 Automatic Termination. The Plan shall automatically terminate when all of the shares of Common Stock provided for in Section 10.04 of the Plan have been sold, provided that such termination shall in no way affect the terms of the Plan pertaining to any Common Stock then held under the Plan.

                                   ARTICLE X.
                                 ADMINISTRATION

         Section 10.01 The Committee. The Plan shall be administered by a committee (the "Committee") established by the Board of Directors. The members of the Committee need not be directors of the Company and shall be appointed by and serve at the pleasure of the Board of Directors.

         Section 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and



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construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant's rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02 of the Plan. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

         Section 10.03 Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

         Section 10.04 Stock to be Sold. The Common Stock to be issued and sold under the Plan may be authorized but unissued shares or shares acquired in the open market or otherwise. Except as provided in Section 11.01 of the Plan, the aggregate number of shares of Common Stock to be sold under the Plan will not exceed 300,000 shares.

         Section 10.05 Notices. Notices to the Committee should be addressed as follows:

                          Universal Hospital Services, Inc.
                          1250 Northland Plaza
                          3800 West 80th Street
                          Bloomington, MN  55431-4442
                          Attn:
                                ---------------------

                                  ARTICLE XI.
                   ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY

         Section 11.01 Stock Dividend or Reclassification. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Certificate of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.

         Section 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.



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                                  ARTICLE XII.
                                 APPLICABLE LAW

                  Rights to purchase Common Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Delaware.



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